Exhibit 10.1

[NON-NEO FORM]

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) dated as of the [            ] day of [            ] (the “Grant Date”), by and between REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”) and                     (“Optionee”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).

1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which is being provided via email and is incorporated herein by reference. All references to the Company herein also shall be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.

2. Grant of Option. Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee the right and option to purchase from the Company all or part of an aggregate of [            ] shares of the Common Stock at the Exercise Price of $[            ] per share (the “Option”). The Option shall be treated as a Non-Qualified Stock Option.

3. Vesting and Expiration.

(a) Vesting Schedule. Except as otherwise provided in this subparagraph or in Section 3(b) hereof, this Option shall vest and become nonforfeitable on the dates (each a “Vesting Date”) and in the percentages set forth in the following schedule, provided that the Optionee’s continuous service with the Company continues until the applicable Vesting Date:

Vesting Date	Vesting Percentage (Percentage of Total Award Vested as of Applicable Date)
[ ]	25%
[ ]	50%
[ ]	75%
[ ]	100%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the applicable Vesting Date.

(b) Acceleration of Vesting on Account of Death, Disability, Retirement, Employment Agreement or Change in Control.

(i) The unvested portion of the Option shall become 100% vested in the event that the Optionee’s continuous service with the Company terminates by reason of:

(A) the Optionee’s death or Disability; or

(B) the Optionee’s retirement, if the Optionee (1) provides written notice to the Company that is received by the Company at least thirty (30) days in advance of the Optionee’s anticipated retirement date, (2) the Company does not provide the Optionee with written notice on or before the Optionee’s anticipated retirement date that the Company intends or has grounds to terminate the Optionee’s continuous service for Cause and, (3) at the time of such retirement, the Optionee:

(1) is at least sixty (60) years old and has completed five (5) years of continuous service with the Company; or

(2) is at least fifty-six (56) years old and has completed ten (10) years of continuous service with the Company; or

(3) is at least fifty-five (55) years old and has completed twenty (20) years of continuous service with the Company.

Any retirement pursuant to Section 3(b)(i)(B) is sometimes hereinafter referred to as a (“Retirement”).

For purposes of determining years of continuous service, service shall include service in any capacity as an employee or a director with any entity whose financial statements are required to be consolidated with the financial statements of Republic, including service with any such entity prior to the date on which the entity’s financial statements were required to be so consolidated.

(ii) The unvested portion of the Option shall become fully or partially vested at such times and in such amounts as may be required pursuant to any employment agreement or consulting agreement between the Optionee and the Company or under the Company’s Executive Separation Policy, as amended from time to time and as applicable.

(iii) The unvested portion of the Option shall not become vested on account of the occurrence of a Change in Control, except if and to the extent required pursuant to any employment agreement or consulting agreement between the Optionee and the Company or under the Company’s Executive Separation Policy, as amended from time to time and as applicable.

(c) Expiration. Any portion of the Option that has not previously been exercised, or terminated pursuant to Sections 7, 8 or 9 hereof, shall automatically terminate and expire on the seventh anniversary of the Grant Date.

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the vesting provisions set forth in Section 3 hereof, and may be exercised in accordance with the procedures set forth in Section 7(i) of the Plan (except that the address to which any notice is sent thereunder shall be the address set forth in Section 17 hereof).

5. Method of Payment. The Optionee may elect to pay the Exercise Price for the vested portion of this Option pursuant to any of the following methods: (a) by cash, certified or cashier’s check, bank draft or money order, or (b) through any of the other methods described in Section 7(j) of the Plan (including without limitation pursuant to a “cashless exercise sale and remittance procedure” described in Section 7(j)(iii) of the Plan) or through the withholding of shares of Common Stock that otherwise would be delivered to the Optionee as a result of the exercise of the Option (in which case the withheld shares shall be valued at their fair market value on the Exercise Date).

6. Tax Withholding.

(a) The Optionee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld as a result of the exercise of the Option. If the Optionee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, any federal, state or local taxes of any kind required by law to be withheld as a result of the exercise of the Option.

(b) The Optionee may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation as a result of the exercise of the Option, by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to Optionee, such shares being valued at their fair market value as of the Exercise Date, or by the Optionee’s delivery to the Company of a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Optionee to the Company.

7. Termination of Continuous Service. Except as otherwise provided in Section 8 or 9 hereof, or as otherwise provided in any employment or consulting agreement between the Optionee and the Company or under the Company’s Executive Separation Policy, as amended from time to time and as applicable, in the event that the Optionee’s continuous service with the Company terminates for any reason other than the Optionee’s death, Disability, or Retirement, then any portion of the Option that has not previously vested pursuant to Section 3 hereof shall automatically terminate on the date on which the Optionee’s continuous service terminates, and the portion of the Option, if any, that is vested or becomes vested as a result of such termination of continuous service shall automatically and without notice terminate and become null and void on the earliest to occur of the following:

(a) Immediately upon termination of the Optionee’s continuous service with the Company if such termination is by the Company for Cause or is a voluntary termination within ninety (90) days after the occurrence of an event that would be grounds for termination of continuous service by the Company for Cause (without regard to any notice or cure period requirement);

(b) Ninety (90) days after the termination of the Optionee’s continuous service for any reason other than the Optionee’s death, Disability, Retirement, by the Company for Cause, or a voluntary termination within ninety (90) days after the occurrence of an event which would be grounds for termination by the Company for Cause; or

(c) the Expiration Date.

8. Extended Exercise Period in the Event of Certain Retirement. If the Optionee’s continuous service with the Company terminates by reason of the Optionee’s Retirement, the Optionee shall have the right, at any time on or before the earlier of (i) the third anniversary of the date of the Optionee’s Retirement or (ii) the Expiration Date, to exercise the Option in whole or in part.

9. Extended Exercise Period in the Event of Death or Disability.

(a) Death. If the Optionee’s continuous service with the Company terminates by reason of the Optionee’s death, the Optionee’s estate, devisee or heir-at-law (as applicable) shall have the right, at any time, on or before the earlier of the (i) fifth anniversary of the date of the Optionee’s death and (ii) the Expiration Date, to exercise the Option, in whole or in part; provided, however, that the Board of Directors of the Company (or any committee thereof) may provide, in its discretion, that following the death of the Optionee, the estate, devisee or heir-at-law (as applicable) may exercise the Option, in whole or in part, at any time subsequent to such Optionee’s death and prior to the Expiration Date.

(b) Disability. If the Optionee’s continuous service with the Company terminates by reason of the Optionee’s Disability, then the Optionee shall have the right to exercise the Option, in whole or in part, at any time, on or before the earlier of (i) the fifth anniversary of the date on which the Optionee’s continuous service terminates, and (ii) the Expiration Date; provided, however, that the Board of Directors of the Company (or any committee thereof) may provide, in its discretion, that the Optionee may, in the event of the termination of the Optionee’s continuous service with the Company by reason of the Optionee’s Disability, exercise the Option, in whole or in part, at any time subsequent to such termination of continuous service and prior to the Expiration Date either subject to or without regard to any vesting or other limitation on exercise.

10. Transferability of Options.

(a) Restrictions on Transfer. Except as otherwise provided in Section 10(b), no Options shall be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Section 414(p)(1)(B) of the Code, and such Options shall be exercisable during the Optionee’s lifetime only by the Optionee.

(b) Permitted Transfers. The Optionee may Transfer the Option (or a portion thereof) for no value to (1) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (2) any person sharing the Optionee’s household (other than a tenant or employee), (3) a trust in which the persons described in (1) and/or (2) have more than 50% of the beneficial interest, (4) a foundation in which the Optionee and/or the persons described in (1) and/or (2) control the management of assets, or (5) any other entity in which the Optionee and/or the persons described in (1) and/or (2) own more than 50% of the voting interests.

(c) Notice. No transfer permitted under Section 10(a) or 10(b) of any Options or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (i) the Notice of Option Transfer attached hereto as Exhibit A executed and dated by the Optionee (or the executor or personal representative of the deceased Optionee’s estate) and with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (ii) the Statement of Acknowledgement attached hereto as Exhibit B executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Agreement relating to the Option that are or would have been applicable to the Optionee.

11. Forfeiture by Reason of Detrimental Activity. This Option shall be subject to cancellation by the Committee, in accordance with Section 17(n) of the Plan and this Section 11 if the Optionee engages in any Detrimental Activity. Notwithstanding any other provision of this Agreement to the contrary, if the Optionee engages in any Detrimental Activity at any time prior to, or during the one year period after the latest date on which any portion of the Option is exercised but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (a) immediately terminate and cancel any portion of the Option that has not previously been exercised, and/or (b) with respect to any portion of the Option that has been previously exercised, recover from the Optionee at any time within two (2) years after the latest date on which any portion of the Option is exercised but prior to a Change in Control (and the Optionee shall be obligated to pay over to the Company with respect to any portion of the Option that has been exercised) (i) an amount equal to the excess of the Fair Market Value of the Common Stock for which the Option was exercised over the Exercise Price (regardless of the form by which payment was made) with respect to the Option, and (B) any cash or other property (other than Common Stock) received by the Optionee from the Company pursuant to the Option. Awards shall also be subject to cancellation and/or clawback by the Committee if and to the extent required under applicable law.

12. Right to Set-Off. By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Optionee by the Company), up to the dollar amount Optionee owes the Company under Section 11 hereof. Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes the Company calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

13. Board of Director Discretion. The Optionee may be released from his or her obligations under Sections 11 and 12 hereof only if the Board of Directors of the Company, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.

14. No Right to Continued Employment or Service. This Agreement does not confer upon the Optionee any right to continued employment or service with the Company, and shall not in any way interfere with the right of the Company to terminate the Optionee’s employment or service at any time.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Optionee and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.

16. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time periods provided for in Section 11 are unenforceable, then that period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interest of the Company and its shareholders.

17. Notices. All notices or other communications with respect to the Options shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:

Stock Option Administrator

Republic Services, Inc.

18500 North Allied Way

Phœnix, Arizona 85054

18. Binding Effect. Subject to the limitation stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to Optionee’s heirs, legatees, distributees and personal representatives.

19. Interpretation/Provisions of Plan Control. In the event that any provision of this Agreement should conflict with any provision of the Plan, the Plan shall govern and be controlling. The Optionee hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.

20. Integration. This Agreement supersedes all prior agreements and understanding between the Company and Optionee relating to the grant of the Option.

21. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.

22. Certification. Upon exercise of all or any portion of the Option, the Optionee shall certify in a manner acceptable to the Company that the Optionee has not engaged in any Detrimental Activity that would give the Company the rights described in Section 11 hereof.

23. Optionee Bound by Terms of the Plan. Optionee hereby acknowledges receipt of a copy of the Plan, and agrees to be bound by all of the terms, conditions and provisions hereof.

24. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.

By:	Donald W. Slager
Chief Executive Officer and President

OPTIONEE

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date: [ ]

EXHIBIT A

NOTICE OF OPTION TRANSFER

Republic Services, Inc., a Delaware corporation (the “Company”) and the undersigned person (the “Optionee”) entered into a Stock Option Agreement (the “Agreement”), effective                      and made pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).

Pursuant to Section 17(g) of the Plan and Section 10 of the Agreement, the Optionee (or the Optionee’s estate) transferred for no value Options granted under the Agreement, as stated below, to the person or entity described below (the “Transferee”).

Number of Options transferred:

Date of transfer:

The Transferee is a permitted transferee under Section 17(g) of the Plan and Section 10 of the Agreement for the following reason:

☐    Transfer by will or the laws of descent and distribution.

☐    Transfer pursuant to a domestic relations order.

☐    Transfer to one of the following family members listed in Section 10(b) of the Agreement: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

☐    Transfer to a member of the Optionee’s household (other than a tenant or an employee).

☐    Transfer to a trust in which the Optionee, a member of the Optionee’s family, or a member of the Optionee’s household has more than a 50% beneficial interest.

☐    Transfer to a foundation in which the Optionee, a member of the Optionee’s family, or a member of the Optionee’s household controls the management of the foundation’s assets.

☐     Transfer to an entity in which the Optionee, a member of the Optionee’s family, or a member of the Optionee’s household owns more than 50% of the voting interest.

If the Transferee is a natural person, the nature of the relationship between the Optionee and the Transferee is as follows:

If the Transferee is something other than a natural person, details regarding the Optionee’s (or a family member’s or a household member’s) beneficial interest, control or voting interest in the Transferee is as follows:

The Optionee acknowledges that the transferred Award shall be exercisable only by the Transferee. The Optionee further acknowledges that at the time the Transferee exercises the Award, the Optionee will be taxed at ordinary income rates on the excess, if any, of the fair market value of the Shares subject to the portion of the Option being exercised over the Exercise Price for that portion of the Option. In addition, if the Optionee is an employee of the Company or any of its Affiliates, the Optionee will be subject to withholding tax on the taxable amount and agrees to make arrangements with the Company to pay such amounts as they come due.

This Notice is being furnished to the Company along with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer. An agreement signed by the Transferee acknowledging that all rights and obligations with respect to the transferred Options shall be governed by the terms and conditions set forth in the Agreement and Plan is also being furnished to the Company.

The aforementioned documents are being delivered to the Company in satisfaction of the Optionee’s obligations under Section 10(c) of the Agreement, to Stock Option Administrator at the following address:

Stock Option Administrator

Republic Services, Inc.

18500 North Allied Way

Phœnix, Arizona 85054

OPTIONEE

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date

EXHIBIT B

STATEMENT OF ACKNOWLEDGEMENT

On [                    ], [                    ] (the “Transferor”) entered into a Stock Option Agreement (the “Agreement”) with Republic Services, Inc. (the “Company”), pursuant and subject to the provisions of the Company’s Amended and Restated 2007 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 17(g) of the Plan and Section 10 of the Agreement, on [                    ] the Transferor (or the Transferor’s estate) transferred for no value [                    ] Options granted under the Agreement to [                    ] (the “Transferee”).

The Transferee hereby acknowledges and agrees that the Transferee is a permitted transferee under to Section 17(g) of the Plan and Section 10 of the Agreement. The Transferee further acknowledges and agrees that the Transferee’s rights and obligations with respect to the transferred Options shall be governed by the terms and conditions set forth in the Agreement and the Plan, as they are or would have been applicable to the Transferor, and that the Transferee will comply with such terms and conditions, including, without limitation, those provisions relating to the dates on which the Options may be exercised and terminate, and those relating to the forfeiture and repayment of benefits in the event that the Transferor engages in any Detrimental Activity, as defined in the Plan.

TRANSFEREE

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Tax Identifying Number

Date: [ ]